Exhibit 10.20

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is made and dated as of November 21, 2006, and is entered into by and among (i) ELIXIR PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower”), and (ii) HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation and HERCULES TECHNOLOGY II, L.P., a Delaware limited partnership (collectively, the “Lender”).

RECITALS

A. Borrower has requested Lender to make available to Borrower loans in an aggregate principal amount of up to Fifteen Million Dollars ($15,000,000.00); and

B. Lender is willing to make the loan on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, Borrower and Lender agree as follows:

SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION

1.1 Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

“Account Control Agreement(s)” means any agreement entered into by and among the Lender, Borrower and a third party bank or other institution (including a Securities Intermediary) in which Borrower maintains a Deposit Account or Investment Property and which is intended to perfect Lender’s security interest in any of the Collateral.

“Act” is the Securities Act of 1933, as amended.

“Advance” means any funds advanced under this Agreement.

“Advance Date” means the funding date of any Advance.

“Advance Request” means a request for an Advance submitted by Borrower to Lender in substantially the form of Exhibit A.

“Agreement” means this Loan and Security Agreement, as the same may from time to time be amended, modified, supplemented or restated from time to time in accordance with the terms hereof.

“Borrower Products” means all products, software, service offerings, technical data or technology currently being designed, manufactured or sold by Borrower or which Borrower intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by Borrower since its incorporation.

“Cash” means all cash and liquid funds.

“Closing Date” means the date of this Agreement.

“Collateral” means the property described in Section 3.

“Commitment Fee” means Forty-Five Thousand Dollars ($45,000.00), which fee is due to Lender on or prior to the Closing Date, and shall be deemed fully earned on such date regardless of the early termination of this Agreement.

“Common Stock” means the Borrower’s common stock, $0.001 par value per share.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Conversion Price” means the lesser of (i) the price obtained by dividing (A) $150,000,000, by (B) the Fully Diluted Capitalization as of immediately following the consummation of the Qualified Financing, or (ii) the price per share for which Qualified Financing Securities are sold and issued by Borrower in the Qualified Financing.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.

“Equity Event” is the receipt by Borrower, from investors of Borrower, of proceeds from the sale of Borrower’s Series C Preferred Stock resulting in aggregate unrestricted gross cash proceeds to Borrower of at least Thirty-One Million Dollars ($31,000,000.00).

“Event of Default” has the meaning given to it in Section 9.

“Facility Charge” means nine-tenths of one percent (0.90%) of the Maximum Loan Amount.

“Financial Statements” has the meaning given to it in Section 7.1.

“Fully Diluted Capitalization” means, at any given time, the number of shares of Borrower’s (i) Common Stock issued and outstanding, and (ii) Common Stock ultimately issuable upon conversion, exercise or exchange of any outstanding rights to purchase or acquire Borrower’s capital stock, including preferred stock, options, warrants, employee stock plans and convertible debt.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Guaranty” means a Guaranty in a form reasonably acceptable to Lender.

“Indebtedness” means indebtedness of any kind, including (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.

“Initial Public Offering” means the initial firm commitment underwritten offering of Borrower’s Common Stock pursuant to a registration statement under the Act filed with and declared effective by the Securities and Exchange Commission.

“Intellectual Property” means all Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; Borrower’s applications therefor and reissues, extensions, or renewals thereof; and Borrower’s goodwill associated with any of the foregoing, together with Borrower’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Interest Rate” means for any day, an annual percentage rate equal to the prime rate as reported in The Wall Street Journal plus 2.45%.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person.

“Joinder Agreements” means for each Subsidiary, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit G.

“Lender” has the meaning given to it in the preamble to this Agreement.

“Letter Agreement” is that certain right to invest letter agreement by and between the Borrower and the Lender.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

“Loan” means the Advance or Advances made under this Agreement.

“Loan Documents” means this Agreement, the Notes, Account Control Agreements, Joinder Agreements, all UCC Financing Statements, the Warrant, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, prospects or condition (financial or otherwise) of Borrower (including any co-Borrowers, if any, taken as a whole); or (ii) the ability of Borrower (including any co-Borrowers, if any, taken as a whole) to perform the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of Lender to enforce any of its rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or Lender’s Liens on the collateral or the priority of such Liens.

“Maturity Date” means

(a) With respect to the Tranche A Advance, either (i) if the Milestone Event has occurred prior to the Tranche A Advance Repayment Date, the first business day of the month that is the 38th month after the month during which Tranche A Advance Repayment Date occurred, or (ii) if the Milestone Event has not occurred prior to the Tranche A Advance Repayment Date, the first business day of the month that is the 32nd month after the month during which Tranche A Advance Repayment Date occurred; and

(b) With respect to the Tranche B Advance, if any, the first business day of the month that is the 38th month after the month during which Tranche A Advance Repayment Date occurred.

“Maximum Loan Amount” means Fifteen Million Dollars ($15,000,000).

“Maximum Rate” shall have the meaning assigned to such term in Section 2.5.

“Milestone Event” occurs when two of the following three items have been completed and documented to the reasonable satisfaction of Lender:

(a) Mitiglinide monotherapy (Glufast) has either entered Phase III clinical trials or a New Drug Application has been filed with the Food and Drug Administration.

(b) Mitiglinide metformin combination product (Metfast) has entered Phase III clinical trials.

(c) Strategic partnership deal on Ghrelin Antagonist is completed resulting in an up-front unrestricted cash payment to Borrower of at least $8,000,000.

“Note” means a Promissory Note in substantially the form of Exhibit B.

“Operative Documents” shall have the meaning assigned to such term in Section 12.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement Borrower now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.

“Permitted Indebtedness” means: (a) Indebtedness of Borrower in favor of Lender arising under this Agreement or any other Loan Document; (b) Indebtedness existing on the Closing Date which is disclosed in Schedule 1A; (c) Indebtedness of up to $750,000 outstanding at any time secured by a lien described in clause (vi) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness; (d) Indebtedness to trade creditors incurred in the ordinary course of business, including Indebtedness incurred in the ordinary course of business with corporate credit cards; (e) Indebtedness that also constitutes a Permitted Investment; (f) Indebtedness of trade or accounts payable of up to $2,500,000.00 at any time in connection with Mitiglinide Phase III clinical trials or new drug applications; and (g) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investment” means: (a) Investments existing on the Closing Date which are disclosed in Schedule 1B; (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein, and (iv) money market accounts; (c) repurchases of stock from former employees, directors, or consultants of Borrower under the terms of applicable repurchase agreements at the original issuance price of such securities in an aggregate amount not to exceed $250,000 in any fiscal year, provided that no Event of Default has occurred and is continuing or would exist after giving effect to the repurchases; (d) Investments accepted in connection with Permitted Transfers; (e) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business; (f) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not affiliates, in the ordinary course of business, provided that this subparagraph (f) shall not apply to Investments of Borrower in any Subsidiary; (g) additional Investments that do not exceed $1,000,000 in the aggregate; and (h) joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the nonexclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrower in connection with such joint ventures or strategic alliances do not exceed $1,000,000 in the aggregate in any fiscal year.

“Permitted Liens” means any and all of the following: (i) Liens existing on the Closing Date which are disclosed in Schedule 1C; (ii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that Borrower maintains adequate reserves therefor in accordance with GAAP; (iii) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Borrower’s business and imposed without action of such parties; provided, that the payment thereof is not yet required; (iv) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (v) the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or environmental liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (vi) purchase money liens and liens in connection with capital leases on Equipment securing Indebtedness permitted in clause (c) of “Permitted Indebtedness”; and (vii) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (i) through (vii) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Permitted Transfers” means (i) sales of Inventory in the normal course of business, (ii) licenses and similar arrangements for the use of Intellectual Property in the ordinary course of business, or (iii) dispositions of worn-out, obsolete or surplus Equipment.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“Preferred Stock” means at any given time any equity security issued by Borrower that has any rights, preferences or privileges senior to Borrower’s Common Stock.

“Prepayment Event” means any (i) reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of Borrower or any Subsidiary, (ii) sale or exchange of outstanding shares (or similar transaction or series of related transactions) of Borrower or any Subsidiary in which the holders of Borrower or Subsidiary’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing at least more than fifty percent (50%) of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether Borrower or Subsidiary is the surviving entity, (iii) sale or exchange of outstanding shares (or similar transaction or series of related transactions) of Borrower or any Subsidiary in which the shares issued after the Closing Date (other than pursuant to a public offering) would entitle the holders thereof to fifty percent (50%) or more of the proceeds that would be distributed to holders of Preferred Stock assuming that proceeds available for distribution are sufficient only to provide a distribution to holders of Preferred Stock; (iv) sale, lease, license or transfer (other than Permitted Transfers) of any substantial part of the assets of Borrower or any Subsidiary; or (v) acquisition by Borrower or any Subsidiary of all or substantially all of the capital stock or assets of another Person, provided however, that in all cases a Subsidiary may be merged into Borrower or into another Subsidiary without constituting a “Prepayment Event.”

“Prepayment Fee” means for each Advance, an amount equal to:

(i) for a prepayment made on or prior to November 21, 2007, five percent (5.0%) of the remaining principal amount of the Advance prepaid; or

(ii) for a prepayment made after November 21, 2007, and on or prior to November 21, 2008, three percent (3.0%) of the remaining principal amount of the Advance prepaid; and

(iii) for a prepayment made after November 21, 2008, and on or prior to November 21, 2009, two percent (2.0%) of the remaining principal amount of the Advance prepaid.

“Qualified Financing” means the first sale and issuance by Borrower after the Closing Date, in a single transaction or series of related transactions, of shares of its convertible Preferred Stock or other equity securities in an amount of at least $10,000,000 to one or more institutional investors or strategic partners for financing purposes, other than a sale effected pursuant to an effective registration statement under the Act.

“Qualified Financing Securities” means the class and series of convertible Preferred Stock or other equity security of Borrower sold and issued by Borrower to the purchasers in the Qualified Financing.

“Receivables” means (i) all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto.

“Secured Obligations” means Borrower’s obligation to repay to Lender the Loan and all Advances (whether or not evidenced by any Note), together with all principal, interest, fees, costs, professional fees and expenses, or other liabilities or obligations for monetary amounts owed by Borrower to Lender arising under this Agreement or the other Loan Documents, including the indemnity and insurance obligations in Section 6 and including such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership or reorganization by or against Borrower, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties of any kind or nature, present or future, in each case, arising under this Agreement, the Notes, or any of the other Loan Documents, as the same may from time to time be amended, modified, supplemented or restated, whether or not such obligations are partially or fully secured by the value of Collateral.

“Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which Borrower owns or controls 50% or more of the outstanding voting securities, including each entity listed on Schedule 1 hereto.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.

“Tranche A Advance” has the meaning given to it in Section 2.1.

“Tranche A Advance Repayment Date” has the meaning given to it in Section 2.4.

“Tranche B Advance” has the meaning given to it in Section 2.1.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the Commonwealth of Massachusetts; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the Commonwealth of Massachusetts, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. Unless otherwise defined herein or in the other Loan Documents, terms that are defined in the UCC and used herein or in the other Loan Documents shall, unless the context indicates otherwise, have the meanings given to them in the UCC.

“Warrant” means the warrant entered into in connection with the Loan.

1.2 Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied.

SECTION 2. THE LOAN

2.1 Advances. Subject to the terms and conditions of this Agreement, Lender will make one Advance to Borrower in an aggregate amount of $10,000,000 on the Closing Date (“Tranche A”) (such Advance shall be the “Tranche A Advance”). In the event that the Milestone Event has occurred, beginning March 31, 2007, and continuing until June 30, 2007, Borrower may request one additional Advance in an amount up to $5,000,000 (“Tranche B”) (such Advance shall be the “Tranche B Advance”). The aggregate outstanding Advances may be up to the Maximum Loan Amount.

2.2 Advance Request. To obtain an Advance, Borrower shall complete, sign and deliver an Advance Request and Note to Lender. Lender shall fund the Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such Advance is satisfied as of the requested Advance Date.

2.3 Interest. The principal balance of each Advance shall bear interest thereon from the Advance Date, precomputed at the Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days in each month. The Interest Rate for each Advance will be floating, and will apply to that Advance for so long as it is outstanding, including during the period of amortization.

2.4 Payment.

(a) Borrower will pay interest in arrears on each Advance on the first business day of each month, beginning the month after the Advance Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense.

(b) In addition to monthly payments of interest as set forth in Section 2.4(a) above, with respect to the Tranche A Advance, Borrower shall repay the aggregate principal balance that is outstanding on the first business day of the month (the “Tranche A Advance Repayment Date”) that is the tenth (10th) month (or the ninth (9th) month if the Tranche A Advance was made on the first business day of a month) after the month in which the Tranche A Advance was made in thirty-three (33) (or thirty-nine (39) if the Milestone Event has occurred prior to the Tranche A Advance Repayment Date) equal monthly installments of principal beginning on the Tranche A Advance Repayment Date and continuing on the first business day of each month thereafter. The entire principal balance and all accrued but unpaid interest hereunder, shall be due and payable on the Maturity Date.

(c) In addition to monthly payments of interest as set forth in Section 2.4(a) above, with respect to the Tranche B Advance (if any), Borrower shall repay the aggregate principal balance that is outstanding on the Tranche A Advance Repayment Date in thirty-nine (39) equal monthly installments of principal beginning on the Tranche A Advance Repayment Date and continuing on the first business day of each month thereafter. The entire principal balance and all accrued but unpaid interest hereunder, shall be due and payable on the Maturity Date.

2.5 Maximum Interest. Notwithstanding any provision in this Agreement, the Notes, or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the Commonwealth of Massachusetts shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrower has actually paid to Lender an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of principal outstanding on the Notes; second, after all principal is repaid, to the payment of Lender’s accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.

2.6 Default Interest. In the event any payment is not paid on the scheduled payment date, an amount equal to five percent (5%) of the past due amount shall be payable on demand. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.3 plus five percent (5%) per annum. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.3 or Section 2.6, as applicable.

2.7 Prepayment.

(a) Permitted Prepayment. At its option, Borrower may prepay all, but not less than all, of the outstanding Advances by paying: (i) the entire principal balance plus all accrued interest, (ii) the Prepayment Fee, and (iii) all other sums, if any that shall have become due and payable.

(b) Mandatory Prepayment. Upon the occurrence of a Prepayment Event, Borrower shall, at the election of the Lender, prepay the: (i) outstanding amount of all principal and accrued interest and (ii) all other sums, if any that shall have become due and payable.

2.8 End of Term Charge. On the earliest to occur of (i) the applicable Maturity Date, (ii) the date that Borrower prepays the outstanding Obligations, or (iii) the Obligations become due and payable, Borrower shall pay Lender a charge of (a) with respect to the Tranche A Advance, $125,000, and (b) with respect to the Tranche B Advance, $62,500.

2.9 Commitment Fee. Borrower shall pay to Lender, on or prior to the Closing Date, the fully earned, non-refundable Commitment Fee.

SECTION 3. SECURITY INTEREST

3.1 As security for the prompt, complete and indefeasible payment when due (whether on the scheduled payment dates or otherwise) of all the Secured Obligations, Borrower grants to Lender a security interest in all of Borrower’s personal property now owned or hereafter acquired, including the following: (collectively, the “Collateral”): (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles (other than Intellectual Property); (e) Accounts; (f) Inventory; (g) Investment Property; (h) Deposit Accounts; (i) Cash; (j) Goods and other tangible and intangible personal property of Borrower whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located; and (k) to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing, provided that Collateral does not include Intellectual Property, but does include any proceeds arising out of the disposition of Intellectual Property.

SECTION 4. CONDITIONS PRECEDENT TO LOAN

The obligations of Lender to make the Loan hereunder are subject to the satisfaction by Borrower of the following conditions:

4.1 Initial Advance. On or prior to the Closing Date, Borrower shall have delivered to Lender the following:

(a) executed originals of the Loan Documents, Guaranties, a legal opinion of Borrower’s counsel, and all other documents and instruments reasonably required by Lender to effectuate the transactions contemplated hereby or to create and perfect the Liens of Lender with respect to all Collateral, in all cases in form and substance reasonably acceptable to Lender;

(b) certified copy of resolutions of Borrower’s board of directors evidencing approval of (i) the Loan and other transactions evidenced by the Loan Documents; and (ii) the Warrant and transactions evidenced thereby;

(c) certified copies of the Certificate of Incorporation and the Bylaws, as amended through the Closing Date, of Borrower;

(d) a certificate of good standing for Borrower from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would have a Material Adverse Effect;

(e) payment of the Facility Charge and reimbursement of Lender’s current expenses reimbursable pursuant to Section 11.11, which amounts may be deducted from the initial Advance;

(f) evidence of the occurrence of the Equity Event; and

(g) such other documents as Lender may reasonably request.

4.2 All Advances. On each Advance Date:

(a) Lender shall have received (i) an Advance Request for the relevant Advance as required by Section 2.2, and a Note, each duly executed by Borrower’s Chief Financial Officer or Chief Business Officer, and (ii) any other documents Lender may reasonably request.

(b) The representations and warranties set forth in this Agreement and in Section 5 and in the Warrant shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c) Borrower shall be in compliance in all material respects with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Advance no Event of Default shall have occurred and be continuing.

(d) Each Advance Request shall be deemed to constitute a representation and warranty by Borrower on the relevant Advance Date as to the matters specified in paragraphs (b) and (c) of this Section and as to the matters set forth in the Advance Request.

4.3 No Default. As of the Closing Date and each Advance Date, (i) no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower represents, warrants and agrees that:

5.1 Corporate Status. Borrower is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect. Borrower’s present name, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are correctly set forth in Exhibit C.

5.2 Collateral. Borrower owns all right, title and interest in and to the Collateral, free of all Liens whatsoever, except for Permitted Liens. Borrower has the full power and authority to grant and convey to Lender a Lien in the Collateral as security for the Secured Obligations, free of all other Liens other than Permitted Liens.

5.3 Consents. Borrower’s execution, delivery and performance of the Notes, this Agreement and all other Loan Documents, and Borrower’s execution of the Warrant, (i) have been duly authorized by all necessary corporate action of Borrower, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents, (iii) do not violate any provisions of Borrower’s Certificate of Incorporation, bylaws, or any, law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject and (iv) except as described on Schedule 5.3, do not violate any contract or agreement or require the consent or approval of any other Person. The individual or individuals executing the Loan Documents and the Warrant are duly authorized to do so.

5.4 Material Adverse Effect. No event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing, and Borrower is not aware of any event likely to occur that is reasonably expected to result in a Material Adverse Effect.

5.5 Actions Before Governmental Authorities. Except as described on Schedule 5.5, there are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any business, property or rights of Borrower (i) which involve any Loan Document or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

5.6 Laws. Borrower is not in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default is reasonably expected to result in a Material Adverse Effect. Borrower is not in default in any manner under any provision of any indenture or other agreement, contract or instrument evidencing indebtedness, or any other material agreement, contract or instrument to which it is a party or by which it or any of its properties or assets are or may be bound and for which such default would reasonably be expected to result in a Material Adverse Effect.

5.7 Information Correct. No information, report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of Borrower to Lender in connection with any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

5.8 Tax Matters. Except as described on Schedule 5.8, (a) Borrower has filed all federal, state and local tax returns that it is required to file, (b) Borrower has duly paid or fully reserved for all taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns, and (c) Borrower has paid or fully reserved for any tax assessment received by Borrower for the three (3) years preceding the Closing Date, if any (including any taxes being contested in good faith and by appropriate proceedings).

5.9 Intellectual Property Claims. Borrower is the sole owner of, or otherwise has the right to use, the Intellectual Property. Except as described on Schedule 5.9, each of the material Copyrights, Trademarks and Patents is valid and enforceable, and no part of the Intellectual

Property that is owned by Borrower has been judged invalid or unenforceable, in whole or in part, and no claim has been made to Borrower in writing that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to cause a Material Adverse Effect. Exhibit D is a true, correct and complete list of each of Borrower’s Patents, registered Trademarks, registered Copyrights, and material agreements under which Borrower licenses Intellectual Property from third parties (other than shrink-wrap software licenses and other licenses which if terminated could not reasonably be expected to result in a Material Adverse Effect), together with application or registration numbers, as applicable, owned by Borrower or any Subsidiary. Borrower is not in material breach of, nor has Borrower failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to Borrower’s knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder.

5.10 Intellectual Property. Except as described on Schedule 5.10, Borrower’s Intellectual Property constitutes all rights used in or necessary in the operation or conduct of Borrower’s business as currently conducted and currently proposed to be conducted by Borrower. Without limiting the generality of the foregoing, Borrower has the right to freely transfer, license or assign Intellectual Property without condition, restriction or payment of any kind to any third party, and Borrower owns or has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Borrower Products.

5.11 Borrower Products. Except as described on Schedule 5.11, no Intellectual Property owned by Borrower or Borrower Product is subject to any pending or, to the knowledge of Borrower, overtly threatened litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any material respect Borrower’s use, transfer or licensing thereof or that may adversely affect the validity, use or enforceability thereof. There is no outstanding decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates Borrower to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of Borrower or Borrower Products. There is no outstanding or, to the knowledge of Borrower, overtly threatened, dispute or disagreement of which Borrower is aware with respect to any contract, license or agreement between Borrower and any third party related to any material component or portion of the Intellectual Property. Borrower has not received any written notice or claim, or, to the knowledge of Borrower, oral notice or claim, challenging or questioning Borrower’s ownership in any Intellectual Property (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto nor, to Borrower’s knowledge, is there a reasonable basis for any such claim. To the best of Borrower’s knowledge, neither Borrower’s use of its Intellectual Property nor the production and sale of Borrower Products infringes the intellectual property or other rights of others.

5.12 Financial Accounts. Schedule 5.12 is a true, correct and complete list of (a) all banks and other financial institutions at which Borrower or any Subsidiary maintains Deposit Accounts and (b) all institutions at which Borrower or any Subsidiary maintains an account holding Investment Property, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

5.13 Employee Loans. Except as set forth on Schedule 5.13 Borrower has no outstanding loans to any employee, officer or director of the Borrower nor has Borrower guaranteed the payment of any loan made to an employee, officer or director of the Borrower by a third party.

5.14 Capitalization. Borrower’s capitalization is set forth on Schedule 5.14 annexed hereto. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments. Attached as Schedule 5.14 hereto is a true, correct and complete list of each Subsidiary, and all information set forth on Schedule 5.14 is true, correct and complete.

5.15 Inactive Subsidiary. Borrower represents and warrants that Nutracent, Inc., a wholly-owned subsidiary of Borrower, is and throughout the term of this Agreement will continue to be an inactive subsidiary and does and will not own any assets.

SECTION 6. INSURANCE; INDEMNIFICATION

6.1 Coverage. So long as there are any Secured Obligations outstanding, Borrower shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against in Borrower’s line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3. Borrower must maintain a minimum of Two Million Dollars ($2,000,000.00) of commercial general liability insurance for each occurrence. Borrower has and agrees to maintain a minimum of $5,000,000 of directors and officers’ insurance for each occurrence, and $5,000,000 in the aggregate. So long as there are any Secured Obligations outstanding, Borrower shall also cause to be carried and maintained insurance upon the Collateral, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral. Borrower shall also carry and maintain a fidelity insurance policy in an amount not less than $150,000.

6.2 Certificates. Borrower shall deliver to Lender certificates of insurance that evidence Borrower’s compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2. Borrower’s insurance certificate shall state Lender is an additional insured for commercial general liability, an additional insured and a loss payee for all risk property damage insurance, subject to the insurer’s approval, a loss payee for fidelity insurance, and a loss payee for property insurance and additional insured for liability insurance for any future insurance that Borrower may acquire from such insurer. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance and fidelity. All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Lender of cancellation or any other change adverse to Lender’s interests. Any failure of Lender to scrutinize such insurance certificates for compliance is not a waiver of any of Lender’s rights, all of which are reserved.

6.3 Indemnity. Borrower shall and does hereby indemnify and hold Lender, its officers, directors, employees, agents, in-house attorneys, representatives and shareholders harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal), that may be instituted or asserted against or incurred by Lender or any such Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases claims to the extent resulting from Lender’s gross negligence or willful misconduct. Borrower agrees to pay, and to save Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (excluding taxes imposed on or measured by the net income of Lender) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement.

SECTION 7. COVENANTS OF BORROWER

Borrower agrees as follows:

7.1 Financial Reports. Borrower shall furnish to Lender the Compliance Certificate in the form of Exhibit F monthly within 30 days after the end of each month and the financial statements listed hereinafter, each prepared in accordance with GAAP, consistently applied (the “Financial Statements”):

(a) as soon as practicable (and in any event within 30 days) after the end of each month, unaudited interim financial statements as of the end of such month (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that would reasonably be expected to have a Material Adverse Effect, all certified by Borrower’s Chief Financial Officer or Chief Business Officer;

(b) as soon as practicable (and in any event within 30 days) after the end of each calendar quarter, unaudited interim financial statements as of the end of such calendar quarter (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that would reasonably be expected to have a Material Adverse Effect, all certified by Borrower’s Chief Financial Officer or Chief Business Officer;

(c) as soon as practicable (and in any event within one hundred eighty (180) days) after the end of each fiscal year, (i) unqualified audited financial statements as of the end of such year (prepared on a consolidated basis), and (ii)consolidating financial statements as of the end of such year, including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Lender, accompanied by any management report from such accountants;

(d) promptly after sending (or filing with respect to filings made with any national securities exchange) thereof, as the case may be, copies of any proxy statements, financial statements or reports that Borrower has made available to holders of its Series C Preferred Stock and copies of any regular, periodic and special reports or registration statements that Borrower files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or any national securities exchange or a link thereto on Borrower’s or another website on the Internet; and

(e) budgets, operating plans and other financial information reasonably requested by Lender.

The executed Compliance Certificate may be sent via facsimile to Lender at (866) 468-8916 or via e-mail to financialstatements@herculestech.com. All Financial Statements required to be delivered pursuant to clauses (a), (b) and (c) shall be sent via e-mail to financialstatements@herculestech.com with a copy to BJadot@herculestech.com provided, that if e-mail is not available or sending such Financial Statements via e-mail is not possible, they shall be sent via facsimile to Lender at: (866) 468-8916, attention Chief Credit Officer, reference Elixir Pharmaceuticals, Inc.

7.2 Management Rights. Borrower shall permit any representative that Lender authorizes, including its attorneys and accountants, to inspect the Collateral, examine and make copies and abstracts of the books of account and records of Borrower at reasonable times and upon reasonable prior notice during normal business hours. In addition, any such representative shall have the right to meet with management and officers of Borrower to discuss such books of account and records. In addition, Lender shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrower concerning significant business issues affecting Borrower. Such consultations shall not unreasonably interfere with Borrower’s business operations. The parties intend that the rights granted Lender shall constitute “management rights” within the meaning of 29 C.F.R Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Lender with respect to any business issues shall not be deemed to give Lender, nor be deemed an exercise by Lender of, control over Borrower’s management or policies.

7.3 Further Assurances. Borrower shall from time to time execute, deliver and file, alone or with Lender, any financing statements, security agreements, collateral assignments, notices, control agreements, or other documents reasonably requested by Lender to perfect or give the highest priority to Lender’s Lien on the Collateral. Borrower shall from time to time provide any instruments or documents as may reasonably be requested by Lender, and take all further action that may be necessary or desirable, or that Lender may reasonably request, to perfect and protect the Liens granted hereby and thereby. In addition, and for such purposes only, Borrower hereby authorizes Lender to execute and deliver on behalf of Borrower and to file such financing statements, collateral assignments, notices, control agreements, security agreements and other documents without the signature of Borrower either in Lender’s name or in the name of Lender as agent and attorney-in-fact for Borrower. Borrower shall protect and defend Borrower’s title to the Collateral and Lender’s Lien thereon against all Persons claiming any interest adverse to Borrower or Lender.

7.4 Compromise of Agreements. Borrower shall not (a) grant any material extension of the time of payment of any of the Receivables or General Intangibles, (b) to any material extent, compromise, compound or settle the same for less than the full amount thereof, (c) release, wholly or partly, any Person liable for the payment thereof in excess of $50,000 in the aggregate, or (d) allow any credit or discount whatsoever thereon other than trade discounts granted by Borrower in the ordinary course of business of Borrower.

7.5 Indebtedness. Borrower shall not create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness.

7.6 Collateral. Borrower shall at all times keep the Collateral and all other property and assets used in Borrower’s business or in which Borrower now or hereafter holds any interest free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give Lender prompt written notice of any legal process affecting the Collateral, such other property and assets, or any Liens thereon. Borrower shall cause its Subsidiaries to protect and defend such Subsidiary’s title to its assets from and against all Persons claiming any interest adverse to such Subsidiary, and Borrower shall cause its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give Lender prompt written notice of any legal process affecting such Subsidiary’s assets.

7.7 Investments. Borrower shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

7.8 Distributions. Borrower shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other equity interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements, provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or equity interest, or (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other equity interest, or (c) lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of $200,000 in the aggregate or (d) waive, release or forgive any indebtedness owed by any employees, officers or directors in excess of $200,000 in the aggregate.

7.9 Transfers. Except for Permitted Transfers, Borrower shall not voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of its assets.

7.10 Taxes. Borrower and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against Borrower, Lender or the Collateral or upon Borrower’s ownership, possession, use, operation or disposition thereof or upon Borrower’s rents, receipts or earnings arising therefrom. Borrower shall file on or before the due date therefor all personal property tax returns in respect of the Collateral. Notwithstanding the foregoing, Borrower may contest, in good faith and by appropriate proceedings, taxes for which Borrower maintains adequate reserves therefor in accordance with GAAP.

7.11 Corporate Changes. Neither Borrower nor any Subsidiary shall change its corporate name, legal form or jurisdiction of formation without twenty (20) days’ prior written notice to Lender. Neither Borrower nor any Subsidiary shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to Lender; and (ii) such relocation shall be within the continental United States. Neither Borrower nor any Subsidiary shall relocate any item of Collateral (other than (x) sales of Inventory in the ordinary course of business, (y) relocations of any mobile equipment, or other equipment having an aggregate value of up to $250,000 in any fiscal year, and (z) relocations of Collateral from a location described on Exhibit C to another location described on Exhibit C) unless (i) it has provided prompt written notice to Lender and (ii) such relocation is within the continental United States.

7.12 Payments. Borrower shall arrange for automatic debit and corresponding payment to Lender on each Payment Date of all periodic obligations payable to Lender under each Note or Advance. All payments to Lender shall be wired to Lender’s bank account at the following address:

[Hercules Technology Growth Capital, Inc.

C/O Union Bank of California

400 California Street, 2nd Floor

San Francisco, CA 94104

Acct.# 4720023798

ABA# 122000496]

7.13 Deposit Accounts. Neither Borrower nor any Subsidiary shall maintain any Deposit Accounts, or accounts holding Investment Property, except with respect to which Lender has a perfected security interest in each such account. In addition, for each account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution at or with which any account is maintained to execute and deliver a control agreement with respect to such account to perfect Lender’ s Lien in such account in accordance with the terms hereunder. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Lender by Borrower as such.

7.14 SBIC. Lender has received a license from the U.S. Small Business Administration (“SBA”) to extend loans as a small business investment company (“SBIC”) pursuant to the Small Business Investment Act of 1958, as amended, and the associated regulations (collectively, the “SBIC Act”). Portions of the loan to Borrower will be made under the SBA license and the SBIC Act. This letter outlines various responsibilities of Lender and Borrower associated with an SBA loan.

a. Borrower’s Business. For purposes of this Section 7.14(a), Borrower shall be deemed to include its “affiliates” as defined in Title 13 Code of Federal Regulations Section 121.103. Borrower represents and warrants to Lender (as of the Closing Date and for a period of one year thereafter) and covenants to Lender as follows:

1.	Size Status. Borrower does not have tangible net worth in excess of $18 million or average net income after Federal income taxes (excluding any carry-over losses) for the preceding two completed fiscal years in excess of $6 million;

2.	No Relender. Borrower’s primary business activity does not involve, directly or indirectly, providing funds to others, purchasing debt obligations, factoring, or long-term leasing of equipment with no provision for maintenance or repair;

3.	No Passive Business. Borrower is engaged in a regular and continuous business operation (excluding the mere receipt of payments such as dividends, rents, lease payments, or royalties). Borrower’s employees are carrying on the majority of day to day operations. Borrower will not pass through substantially all of the proceeds of the Loan to another entity;

4.	No Real Estate Business. Borrower is not classified under Major Group 65 (Real Estate) or Industry No. 1531 (Operative Builders) of the SIC Manual. The proceeds of the Loan will not be used to acquire or refinance real property unless Borrower (x) is acquiring an existing property and will use at least 51 percent of the usable square footage for its business purposes; (y) is building or renovating a building and will use at least 67 percent of the usable square footage for its business purposes; or (z) occupies the subject property and uses at least 67 percent of the usable square footage for its business purposes.

5.

No Project Finance. Borrower’s assets are not intended to be reduced or consumed, generally without replacement, as the life of its business progresses, and the nature of Borrower’s business does not require that a stream of cash payments be made to the business’s financing sources, on a basis associated with the continuing sale of assets (e.g., real estate development projects and oil and gas wells). The primary purpose of the Loan is not to fund production of a single item or defined limited number of items, generally over a defined production period, where such production will constitute the majority of the activities of Borrower (e.g., motion pictures and electric generating plants).

6.	No Farm Land Purchases. Borrower will not use the proceeds of the Loan to acquire farm land which is or is intended to be used for agricultural or forestry purposes, such as the production of food, fiber, or wood, or is so taxed or zoned.

7.	No Foreign Investment. The proceeds of the Loan will not be used substantially for a foreign operation. At the time of the Loan, Borrower will not have more than 49 percent of its employees or tangible assets located outside the United States. The representation in this subsection (7) is made only as of the date hereof and shall not continue for one year as contemplated in the opening paragraph of subsection (a) above.

b. Small Business Administration Documentation. Lender acknowledges that Borrower completed, executed and delivered to Lender SBA Forms 480, 652 and 1031 (Parts A and B) together with a business plan showing Borrower’s financial projections (including balance sheets and income and cash flows statements) for the period described therein and a written statement (whether included in the purchase agreement or pursuant to a separate statement) from Lender regarding its intended use of proceeds from the sale of securities to Lender (the “Use of Proceeds Statement”). Borrower represents and warrants to Lender that the information regarding Borrower and its affiliates set forth in the SBA Form 480, Form 652 and Form 1031 and the Use of Proceeds Statement delivered as of the Closing Date is accurate and complete.

c. Inspection. The following covenants contained in this Section (c) are intended to supplement and not to restrict the related provisions of the Loan Documents. Subject to the preceding sentence, Borrower will permit, for so long as Lender holds any debt or equity securities of Borrower, Lender or its representative, at Lender’ expense, and examiners of the SBA to visit and inspect the properties and assets of Borrower, to examine its books of account and records, and to discuss Borrower’s affairs, finances and accounts with Borrower’s officers, senior management and accountants, all at such reasonable times as may be requested by Lender or the SBA.

d. Annual Assessment. Promptly after the end of each calendar year (but in any event prior to February 28 of each year) and at such other times as may be reasonably requested by Lender, Borrower will deliver to Lender a written assessment of the economic impact of Lender’ investment in Borrower, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of Borrower in terms of expanded revenue and taxes, other economic benefits resulting from the investment (such as technology development or commercialization, minority business development, or expansion of exports) and such other information as may be required regarding Borrower in connection with the filing of Lender’s SBA Form 468. Lender will assist Borrower with preparing such assessment. In addition to any other rights granted hereunder, Borrower will grant Lender and the SBA access to Borrower’s books and records for the purpose of verifying the use of such proceeds. Borrower also will furnish or cause to be furnished to Lender such other information regarding the business, affairs and condition of Borrower as Lender may from time to time reasonably request.

e. Use of Proceeds. Borrower will use the proceeds from the Loan only for general working capital purposes. Borrower will deliver to Lender from time to time promptly following Lender’s request, a written report, certified as correct by Borrower’s Chief Financial Officer, verifying the purposes and amounts for which proceeds from the Loan have been disbursed. Borrower will supply to Lender such additional information and documents as Lender reasonably requests with respect to its use of proceeds and will permit Lender and the SBA to have access to any and all Borrower records and information and personnel as Lender deems necessary to verify how such proceeds have been or are being used, and to assure that the proceeds have been used for the purposes specified in this letter.

f. Activities and Proceeds. Neither Borrower nor any of its affiliates (if any) will engage in any activities or use directly or indirectly the proceeds from the Loan for any purpose for which a small business investment company is prohibited from providing funds by the SBIC Act, including 13 C.F.R. §107.720. Without obtaining the prior written approval of Lender, Borrower will not change within 1 year of the date hereof, Borrower’s current business activity to a business activity which a licensee under the SBIC Act is prohibited from providing funds by the SBIC Act.

g. Compliance and Resolution. Borrower agrees that a failure to comply with Borrower’s obligations under this letter, or any other set of facts or circumstances where it has been asserted by any governmental regulatory agency (or Lender believes that there is a substantial risk of such assertion) that Lender and its affiliates are not entitled to hold, or exercise any significant right with respect to, any securities issued to Lender by Borrower, will constitute a breach of the obligations of Borrower under the financing agreements between Borrower and Lender. In the event of (i) a failure to comply with Borrower’s obligations under this letter; or (ii) an assertion by any governmental regulatory agency (or Lender believes that there is a substantial risk of such assertion) of a failure to comply with Borrower’s obligations under this letter, then (i) Lender and Borrower will meet and resolve any such issue in good faith to the satisfaction of Borrower, Lender, and any governmental regulatory agency, and (ii) upon request of Lender, Borrower will cooperate and assist with any assignment of the financing agreements from Hercules Technology II, L.P. to Hercules Technology Growth Capital, Inc.

SECTION 8. RIGHT TO PURCHASE STOCK

8.1 Lender shall have a right to purchase shares in accordance with the terms of a certain right to invest side letter dated as of the Closing Date and delivered in connection with this Agreement.

SECTION 9. EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall be an “Event of Default”:

9.1 Payments. Borrower fails to pay any amount due under this Agreement, the Notes or any of the other Loan Documents on the due date; or

9.2 Covenants. Borrower breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, the Notes, or any of the other Loan Documents, and (a) with respect to a default under any covenant under this Agreement (other than under Sections 6, 7.5, 7.6, 7.7, 7.8, 7.9, or 7.14 such default continues for more than ten (10) days after the earlier of the date on which (i) Lender has given notice of such default to Borrower and (ii) Borrower has actual knowledge of such default or (b) with respect to a default under any of Sections 6, 7.5, 7.6, 7.7, 7.8, 7.9, or 7.14, the occurrence of such default; or

9.3 Material Adverse Effect. A circumstance has occurred that would reasonably be expected to have a Material Adverse Effect.

9.4 Other Loan Documents. The occurrence of any default under the Warrant, any Loan Document, or any agreement between Borrower and Lender and such default continues for more than ten (10) days after the earlier of (a) Lender has given notice of such default to Borrower, or (b) Borrower has actual knowledge of such default; or

9.5 Representations. Any representation or warranty made by Borrower in any Loan Document or in the Warrant shall have been false or misleading in any material respect when made or deemed made; or

9.6 Insolvency. Borrower (a) shall make an assignment for the benefit of creditors; or (b) shall admit in writing its inability to pay its debts as they become due, or its inability to pay or perform under the Loan Documents; or (c) shall file a voluntary petition in bankruptcy; or (d) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (e) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of Borrower; or (f) shall cease operations of its business as its business has normally been conducted, or terminate substantially all of its employees, or becomes insolvent; or (g) Borrower or its directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (a) through (f); or either (a) forty-five (45) days shall have expired after the commencement of an involuntary action against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or (b) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (c) Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or (d) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or forty-five (45) days shall have expired after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or

9.7 Attachments; Judgments. Any portion of Borrower’s assets is attached or seized, or a levy is filed against any such assets, or a judgment or judgments is/are entered for the payment of money, individually or in the aggregate, of at least $250,000, or Borrower is enjoined or in any way prevented by court order from conducting any part of its business; or

9.8 Other Obligations. The occurrence of any default under any agreement or obligation of Borrower involving any obligation in excess of $250,000 or that, when aggregated with any other such defaults, would reasonably be expected to have a Material Adverse Effect

9.9 Account Control Agreement. Borrower fails to deliver a fully executed Account Control Agreement with Comerica, in form and substance acceptable to Lender, on or before November 27, 2006.

SECTION 10. REMEDIES

10.1 General. Upon and during the continuance of any one or more Events of Default, (i) Lender may, at its option, accelerate and demand payment of all or any part of the Secured Obligations and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.6, the Notes and all of the Secured Obligations shall automatically be accelerated and made due and payable, in each case without any further notice or act), and (ii) Lender may notify any of Borrower’s account debtors to make payment directly to Lender, compromise the amount of any such account on Borrower’s behalf and endorse Lender’s name without recourse on any such payment for deposit directly to Lender’s account. Lender may exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral, provided such action or actions are not prohibited under applicable law. All Lender’s rights and remedies shall be cumulative and not exclusive.

10.2 Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Lender may, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Lender may elect, provided such action or actions are not prohibited under applicable law. Any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to Borrower. Lender may require Borrower to assemble the Collateral and make it available to Lender at a place designated by Lender that is reasonably convenient to Lender and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Lender in the following order of priorities:

First, to Lender in an amount sufficient to pay in full Lender’s costs and professionals’ and advisors’ fees and expenses as described in Section 11.11;

Second, to Lender in an amount equal to the then unpaid amount of the Secured Obligations (including principal, interest, and the Default Rate interest), in such order and priority as Lender may choose in its sole discretion; and

Finally, after the full, final, and indefeasible payment in Cash of all of the Secured Obligations, to any creditor holding a junior Lien on the Collateral, or to Borrower or its representatives or as a court of competent jurisdiction may direct.

Lender shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

10.3 No Waiver. Lender shall be under no obligation to marshal any of the Collateral for the benefit of Borrower or any other Person, and Borrower expressly waives all rights, if any, to require Lender to marshal any Collateral.

10.4 Cumulative Remedies. The rights, powers and remedies of Lender hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Lender.

SECTION 11. MISCELLANEOUS

11.1 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.2 Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

(a) If to Lender:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC

and

HERCULES TECHNOLOGY II, L.P.

Legal Department

Attention: Chief Legal Officer

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Facsimile: 650- 473-9194

Telephone: 650-289-3068

with a copy to:

Mr. Parag Shah

2 Oliver Street, Suite 611

Boston, Massachusetts 02110

Facsimile: (617) 261-6552

Email: Pshah@herculestech.com

(b) If to Borrower:

ELIXIR PHARMACEUTICALS, INC.

Attention: Chief Financial Officer

12 Emily Street

Cambridge, MA 02139

Facsimile: 617-995-7050

Telephone: 617-995-7000

with a copy to:

Goodwin Procter LLP

53 State Street

Boston, Massachusetts 02109

Fax: 617-523-1231

or to such other address as each party may designate for itself by like notice.

11.3 Entire Agreement; Amendments. This Agreement, the Notes, and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including Lender’s revised proposal letter dated August 29, 2006). None of the terms of this Agreement, the Notes or any of the other Loan Documents may be amended except by an instrument executed by each of the parties hereto.

11.4 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.5 No Waiver. The powers conferred upon Lender by this Agreement are solely to protect its rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers. No omission or delay by Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Lender is entitled, nor shall it in any way affect the right of Lender to enforce such provisions thereafter.

11.6 Survival. All agreements, representations and warranties contained in this Agreement, the Notes and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Lender and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

11.7 Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). Borrower shall not assign its obligations under this Agreement, the Notes or any of the other Loan Documents without Lender’s express prior written consent, and any such attempted assignment shall be void and of no effect. Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to Borrower, and all of such rights shall inure to the benefit of Lender’s successors and assigns.

11.8 Governing Law. This Agreement, the Notes and the other Loan Documents have been negotiated and delivered to Lender in the State of California, and shall have been accepted by Lender in the State of California. Payment to Lender by Borrower of the Secured Obligations is due in the State of California. This Agreement, the Notes and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

11.9 Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 11.10 is not applicable) arising in or under or related to this Agreement, the Notes or any of the other Loan Documents may be brought in any state or federal court located in the Commonwealth of Massachusetts. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in Suffolk County, Commonwealth of Massachusetts; (b) waives any objection as to jurisdiction or venue in Suffolk County, Commonwealth of Massachusetts; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, the Notes or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2, and shall be deemed effective and received as set forth in Section 11.2. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

11.10 Mutual Waiver of Jury Trial / Judicial Reference.

(a) Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws.

EACH OF BORROWER AND LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWER AGAINST LENDER OR ITS ASSIGNEE OR BY LENDER OR ITS ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including Claims that involve Persons other than Borrower and Lender; Claims that arise out of or are in any way connected to the relationship between Borrower and Lender; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.

(b) If the waiver of jury trial set forth in Section 11.10(a) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to California Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the Santa Clara County, California. Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.

(c) In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 11.9, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

11.11 Professional Fees. Borrower promises to pay Lender’s documented out-of-pocket fees and expenses necessary to finalize the loan documentation, including but not limited to reasonable documented attorneys fees, UCC searches, filing costs, and other miscellaneous expenses. In addition, Borrower promises to pay any and all reasonable attorneys’ and other professionals’ fees and expenses incurred by Lender after the Closing Date in connection with or related to: (a) the Loan; (b) the administration, collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to Borrower or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to Borrower, the Collateral, the Loan Documents, including representing Lender in any adversary proceeding or contested matter commenced or continued by or on behalf of Borrower’s estate, and any appeal or review thereof.

11.12 Confidentiality. Lender acknowledges that financial statements provided to Lender by Borrower, and certain items of Collateral and other information provided to Lender by Borrower (if and to the extent such other information is marked as confidential by Borrower at the time of disclosure) are confidential and proprietary information of Borrower (the “Confidential Information”). Accordingly, Lender agrees that any Confidential Information it may obtain in the course of acquiring, administering, or perfecting Lender’s security interest in the Collateral shall not be disclosed to any other person or entity in any manner whatsoever, in whole or in part, without the prior written consent of Borrower, except that Lender may disclose any such information: (a) to its own directors, officers, employees, accountants, counsel and other professional advisors and to its affiliates if Lender in its sole discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (b) if such information is generally available to the public; (c) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over Lender; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Lender’s counsel; (e) to comply with any legal requirement or law applicable to Lender; (f) to the extent reasonably necessary in connection with the exercise of any right or remedy under any Loan Document, including Lender’s sale, lease, or other disposition of Collateral after the occurrence and during the continuance of an Event of Default; (g) to any participant or assignee of Lender or any prospective participant or assignee; provided, that such participant or assignee or prospective participant or assignee agrees in writing to be bound by this Section prior to disclosure; or (h) otherwise with the prior consent of Borrower; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of Borrower or any of its affiliates or any guarantor under this Agreement or the other Loan Documents.

11.13 Assignment of Rights. Borrower acknowledges and understands that Lender may sell and assign all or part of its interest hereunder and under the Note(s) and Loan Documents to any person or entity (an “Assignee”). After such assignment the term “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Lender hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Lender shall retain all rights, powers and remedies hereby given. No such assignment by Lender shall relieve Borrower of any of its obligations hereunder. Lender agrees that in the event of any transfer by it of the Note(s), it will endorse thereon a notation as to the portion of the principal of the Note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.

11.14 Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against Borrower for liquidation or reorganization, if Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Borrower’s assets, or if any payment or transfer of Collateral is recovered from Lender. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Lender, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Lender or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Lender in Cash.

11.15 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

11.16 No Third Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any person other than Lender and Borrower unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely between the Lender and the Borrower.

11.17 Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to Lender by reason of Borrower’s failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable by Lender. If Lender institutes any action or proceeding to specifically enforce the provisions hereof, any Person against whom such action or proceeding is brought hereby waives the claim or defense therein that Lender has an adequate remedy at law, and such Person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

11.18 Publicity. Lender may use Borrower’s name and logo, and include a brief description of the relationship between Borrower and Lender, in Lender’s marketing materials, upon prior written notice thereof to Borrower.

SECTION 12 CONVERSION RIGHT

Notwithstanding anything in this Agreement to the contrary, Lender shall have the right, exercisable in its sole discretion but without obligation to do so, to convert up to $2,000,000 in indebtedness of Borrower hereunder (including principal and/or accrued unpaid interest thereon) into Qualified Financing Securities in the Qualified Financing, at a conversion price per share of Qualified Financing Securities equal to the Conversion Price. Such conversion, if any, by Lender, shall be on the same terms and conditions (including, without limitation, price) applicable to the other purchasers of Qualified Financing Securities in such Qualified Financing, and Lender, if it exercises such conversion right, shall execute and deliver the definitive stock purchase agreement, investor rights agreement and other agreements (collectively, “Operative Documents”) executed by such other purchasers in connection with such Qualified Financing. Borrower shall give Lender not less than fifteen (15) days prior written notice of the Qualified Financing and shall provide to Lender and its designated attorney, at Borrower’s sole expense, copies of the executed or informal term sheet, letter of intent, memorandum of understanding or the like respecting the Qualified Financing and of all draft Operative Documents. Lender may exercise its conversion right by delivering written notice thereof to Borrower not less than five (5) days prior to the scheduled closing of the Qualified Financing. If Lender exercise its conversion right hereunder, it shall deliver the Note(s) evidencing the indebtedness to be converted to Borrower at the closing of the Qualified Financing against receipt from Borrower of the Qualified Financing Securities in respect of which such indebtedness is being converted and, if the Lender is converting less than the total face amount of such Note(s) and all accrued unpaid interest thereon, Borrower shall also deliver to the Lender at such closing one or more promissory notes of like tenor evidencing the amount of such indebtedness not being converted at such closing.

IN WITNESS WHEREOF, Borrower and Lender have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.

BORROWER:	ELIXIR PHARMACEUTICALS, INC.

	Signature:	/s/ William K. Heiden

	Print Name:	William K. Heiden

	Title:	President and CEO

Accepted in Palo Alto, California:

LENDER:	HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

	Signature:	/s/ Scott Harvey

	Print Name:	Scott Harvey

	Title:	Chief Legal Officer

HERCULES TECHNOLOGY II, L.P., a Delaware limited partnership

	By:	Hercules Technology SBIC Management, LLC, its General Partner

	By:	Hercules Technology Growth Capital, Inc., its Managing Member

		By:	/s/ Scott Harvey
		Name:	Scott Harvey
		Its:	Chief Legal Officer

Table of Exhibits and Schedules

Exhibit A:	Advance Request Attachment to Advance Request

Exhibit B:	Promissory Note

Exhibit C:	Name, Locations, and Other Information for Borrower

Exhibit D:	Borrower’s Patents, Trademarks, Copyrights and Licenses

Exhibit E:	Borrower’s Deposit Accounts and Investment Accounts

Exhibit F:	Compliance Certificate

Exhibit G:	Joinder Agreement

Exhibit H:	(Guaranty – if needed)

Schedule 1	Subsidiaries
Schedule 1A	Existing Permitted Indebtedness
Schedule 1B	Existing Permitted Investments
Schedule 1C	Existing Permitted Liens
Schedule 5.3	Consents, Etc.
Schedule 5.5	Actions Before Governmental Authorities
Schedule 5.8	Tax Matters
Schedule 5.9	Intellectual Property Claims
Schedule 5.10	Intellectual Property
Schedule 5.11	Borrower Products
Schedule 5.12	Financial Accounts
Schedule 5.13	Employee Loans
Schedule 5.14	Capitalization

EXHIBIT A

ADVANCE REQUEST

To:	Lender:	Date:	, 20

Hercules Technology Growth Capital, Inc. and Hercules Technology II, L.P.

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Facsimile: 650-473-9194

Attn:

Elixir Pharmaceuticals, Inc. (“Borrower”) hereby requests from Hercules Technology Growth Capital, Inc. and Hercules Technology II, L.P. (collectively, “Lender”) an Advance in the amount of                              Dollars ($                    ) on                     ,          (the “Advance Date”) pursuant to the Loan and Security Agreement between Borrower and Lender (the “Agreement”). Capitalized words and other terms used but not otherwise defined herein are used with the same meanings as defined in the Agreement.

Please:

(a)	Issue a check payable to Borrower

or

(b)	Wire Funds to Borrower’s account

Bank:
Address:

ABA Number:
Account Number:
Account Name:

Borrower represents that the conditions precedent to the Advance set forth in the Agreement are satisfied and shall be satisfied upon the making of such Advance, including but not limited to: (i) that no Material Adverse Effect has occurred and is continuing; (ii) that the representations and warranties set forth in the Agreement and in the Warrant are and shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; (iii) that Borrower is in compliance in all material respects with all the terms and provisions set forth in each Loan Document on its part to be observed or performed; and (iv) that as of the Advance Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under the Agreement. Borrower understands and acknowledges that Lender has the right to review the financial information supporting this representation and, based upon such review in its reasonable discretion, Lender may decline to fund the requested Advance.

Borrower hereby represents that Borrower’s corporate status and locations have not changed since the date of this Agreement of, if the Attachment to this Advance Request is completed, are as set forth in the Attachment to this Advance Request.

Borrower agrees to notify Lender promptly before the funding of the Loan if any of the matters which have been represented above shall not be true and correct in all material respects on the Advance Date and if Lender has received no such notice before the Advance Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct as of the Advance Date.

Executed as of                     , 20    .

BORROWER: ELIXIR PHARMACEUTICALS, INC.

SIGNATURE:
TITLE:	Chief Financial Officer or Chief Business Officer
PRINT NAME:

ATTACHMENT TO ADVANCE REQUEST

Dated:

Borrower hereby represents and warrants to Lender that Borrower’s current name and organizational status is as follows:

Name:	Elixir Pharmaceuticals, Inc.

Type of organization:	Corporation

State of organization:	Delaware

Organization file number:

Borrower hereby represents and warrants to Lender that the street addresses, cities, states and postal codes of its current locations are as follows:

EXHIBIT B

SECURED PROMISSORY NOTE

$ ,000,000	ADVANCE DATE: , 20

MATURITY DATE: AS SET FORTH IN THE LOAN AGREEMENT

FOR VALUE RECEIVED, Elixir Pharmaceuticals, Inc., a Delaware corporation (the “Borrower”) hereby promises to pay to the order of Hercules Technology Growth Capital, Inc., a Maryland corporation and Hercules Technology II, L.P., a Delaware limited partnership, or the holder of this Note (collectively, the “Lender”) at 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301 or such other place of payment as the holder of this Secured Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of              ($    ,000,000) or such other principal amount as Lender has advanced to Borrower, together with interest at a floating rate equal to the prime rate as reported in the Wall Street Journal, and if not reported, then the prime rate next reported in the Wall Street Journal, plus 2.45% per annum based upon a year consisting of 360 days, with interest computed daily based on the actual number of days in each month.

This Promissory Note is the Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated November     , 2006, by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note. Reference to the Loan Agreement shall not affect or impair the absolute and unconditional obligation of Borrower to pay all principal and interest and premium, if any, under this Promissory Note as provided herein or in the Loan Agreement.

Notwithstanding anything in this Promissory Note to the contrary, Lender shall have the right, exercisable in its sole discretion but without obligation to do so, to convert up to an aggregate of $2,000,000 in indebtedness of Borrower hereunder (including principal and/or accrued unpaid interest thereon) into Qualified Financing Securities in the Qualified Financing, at a conversion price per share of Qualified Financing Securities equal to the Conversion Price. Such conversion, if any, by Lender, shall be on the same terms and conditions (including, without limitation, price) applicable to the other purchasers of Qualified Financing Securities in such Qualified Financing, and Lender, if it exercises such conversion right, shall execute and deliver the definitive stock purchase agreement, investor rights agreement and other agreements (collectively, “Operative Documents”) executed by such other purchasers in connection with such Qualified Financing. Borrower shall give Lender not less than fifteen (15) days prior written notice of the Qualified Financing and shall provide to Lender and its designated attorney, at Borrower’s sole expense, copies of the executed or informal term sheet, letter of intent, memorandum of understanding or the like respecting the Qualified Financing and of all draft Operative Documents. Lender may exercise its conversion right by delivering written notice thereof to Borrower not less than five (5) days prior to the scheduled closing of the Qualified Financing. If Lender exercise its conversion right hereunder, it shall deliver the Note(s) evidencing the indebtedness to be converted to Borrower at the closing of the Qualified Financing against receipt from Borrower of the Qualified Financing Securities in respect of which such indebtedness is being converted and, if the Lender is converting less than the total face amount of such Note(s) and all accrued unpaid interest thereon, Borrower shall also deliver to the Lender at such closing one or more promissory notes of like tenor evidencing the amount of such indebtedness not being converted at such closing.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law. Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Promissory Note has been negotiated and delivered to Lender and is payable in the State of California. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

BORROWER FOR ITSELF AND

ON BEHALF OF ITS SUBSIDIARIES:	ELIXIR PHARMACEUTICALS, INC.

By:
Title:

EXHIBIT C

NAME, LOCATIONS, AND OTHER INFORMATION FOR BORROWER

1. Borrower represents and warrants to Lender that Borrower’s current name and organizational status as of the Closing Date is as follows:

Name:	Elixir Pharmaceuticals, Inc.

Type of organization:	Corporation

State of organization:	Delaware

Organization file number:	3050195

2. Borrower represents and warrants to Lender that for five (5) years prior to the Closing Date, Borrower did not do business under any other name or organization or form except the following:

Name: Elixir Pharmaceuticals, Inc.*

Used during dates of: June 16, 1999

Type of Organization: Corporation

State of organization: DE

Organization file Number: 3050195

Borrower’s fiscal year ends on December 31st.

Borrower’s federal employer tax identification number is: 06-1549431

*	Note that in 2003 Elixir Pharmaceuticals, Inc. acquired Centagenetix, Inc.

3. Borrower represents and warrants to Lender that its chief executive office is located at 12 Emily Street, Cambridge, MA 02139.

EXHIBIT D

BORROWER’S PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

Registered Copyrights

None.

Registered Trademarks

Mark	Country	Status	Serial No.	Goods/Services
E Design	AU	Registered	961,799	Pharmaceutical preparations in the fields of human genetics, genomics, aging and life span extension, and reduction of disease.
	CA	Pending	1,184,377
	EU	Pending	3,258,861
	US	Pending	78/203,674
	US	Registered	2,844,776
Elixir Pharmaceuticals	Argentina	Pending	2,664,640	Pharmaceutical preparations in the fields of human genetics, genomics, aging and life span extension, and reduction of disease.
	AU	Pending	1,042,330
	Brazil	Pending	827,219,598
	CA	Pending	1,184,375
	China	Pending	4,551,353
	EU	Registered	3,258,829
	HK	Registered	300,378,487
	IN	Pending	1,342,455
	JP	Pending	2005-18295
	Mexico	Pending	734,820
	NZ	Registered	726,041
	Norway	Pending	2005/01849
	So. Korea	Pending	40-2005-9547
	US	Pending	78/203,617
	US	Registered	2,864,893
Elixir Pharmaceuticals + Design	AU	Registered	961,800	Pharmaceutical preparations in the fields of human genetics, genomics, aging and life span extension, and reduction of disease.
	CA	Pending	1,184,376
	EU	Registered	3,258,845
	Switzerland	Registered	535,365
	US	Pending	78/203,628
	US	Registered	2,871,472
Nutracent	Argentina	Pending	2,664,641	Pharmaceutical preparations in the fields of human genetics, genomics, aging and life span extension, and reduction of disease.
	AU	Registered	1,025,396
	Brazil	Pending	827,487,452
	CA	Pending	1,234,668
	China	Pending	4,551,352
	EU	Pending	4,070,355
	HK	Pending	300,378,478
	IN	Pending	1,342,456

JP	Registered	4,847,992
Mexico	Pending	712,161
NZ	Registered	726,042
Norway	Registered	229,883

Mark	Country	Status	Serial No.
Nutracent	Singapore	Registered	T05/02665G	Pharmaceutical preparations in the fields of human genetics, genomics, aging and life span extension, and reduction of disease.
	So. Korea	Pending	40-2005-9459
	Switzerland	Registered	534,586
	Taiwan	Registered	1,179,333
	US	Pending	78/403,395
The Science of Optimal Aging	US	Registered		Pharmaceutical preparations in the fields of human genetics, genomics, aging and life span extension, and reduction of disease.
Glufast	Brazil	Pending		Pharmaceutical preparations in the fields of treatment of Type II diabetes, obesity and metabolic disorders
	Canada	Pending
	EU	Pending
	Mexico	Registered	907,644
	USA	Pending

41

Patents and Patent Applications

The Company owns or controls the patent and patent applications listed in the table below and pursuant to the license agreements set forth on Schedule 3.9(m) of the Schedule of Exceptions.

1. Assignee ELIXIR – Elixir owns the listed patent/application.

2. Assignee MIT – Elixir has exclusively licensed the patent/application from the Massachusetts Institute of Technology.

3. Assignee Northwestern – Elixir has exclusively licensed the patent/application from Northwestern University.

4. Assignee UCSF (Kenyon) – Elixir has exclusively licensed the patent/application from UCSF through the Regents of the University of California. The technology was developed in the laboratory of Cynthia Kenyon.

5. Assignee BMS – Elixir has exclusively licensed the patent/application from Bristol-Myers Squibb Company.

6. Assignee MCG – Elixir has exclusively licensed the patent/application from the Medical College of Georgia.

7. Assignee UCSF (Verdin) – Elixir has exclusively licensed the patent/application from UCSF through the Regents of the University of California. The technology was developed in the laboratory of Eric Verdin.

8. Assignee BIDMC/CMCC – Elixir has exclusively licensed the patent/application from co-owners Beth Israel Deaconess Medical Center and Children’s Medical Center.

9. Assignee Kissei- Elixir has exclusively licensed the patent/application form Kissei Pharmaceutical Company.

COUNTRY	ASSIGNEE	SERIAL NO	PATENT NO	PUBL NO	TITLE	STATUS	FILING DATE	PUB DATE	ISSUE DATE
US	ELIXIR	11/145,471			AMPK Pathway Components	PENDING	6/3/2005

WO	ELIXIR	PCT/US03/3 8628		WO2004/050898	AMPK Pathway Components	NAT PHASE	12/4/2003	6/17/2004

AU	ELIXIR	2003300923			Cytochrome C Acetylation	PENDING	12/15/2003

CA	ELIXIR	2509607			Cytochrome C Acetylation	PENDING	12/15/2003

COUNTRY	ASSIGNEE	SERIAL NO	PATENT NO	PUBL NO	TITLE	STATUS	FILING DATE	PUB DATE	ISSUE DATE
EP	ELIXIR	03813446.6		1573324	Cytochrome C Acetylation	PUBLISHED	12/15/2003	9/14/2005

US	ELIXIR	10/538,823			Cytochrome C Acetylation	PENDING	6/13/2005

WO	ELIXIR	PCT/US03/3 9794		WO2004/055169	Cytochrome C Acetylation	NAT PHASE	12/15/2003	7/1/2004

EP	ELIXIR	04703016.8		1587951	Substrate Detection Assay	PUBLISHED	1/16/2004	10/26/2005

US	ELIXIR	11/181,453			Substrate Detection Assay	PENDING	7/13/2005

WO	ELIXIR	PCT/US200 4/01239		WO2004/064739	Substrate Detection Assay	NAT PHASE	1/16/2004	8/5/2004

US	ELIXIR	60/734,528 60/753,754 60/773,087			Combination of Metformin and Mitiglinide	PENDING	11/7/2005 12/23/2005 2/14/2006

US	ELIXIR	10/562,389		WO2004/021189	SirT1 And Genetic Disorders	PENDING	12/27/2005

WO	ELIXIR	PCT/US200 4/021189		WO2005/004814	SirT1 And Genetic Disorders	PUBLISHED	7/1/2004	1/20/2005

COUNTRY	ASSIGNEE	SERIAL NO	PATENT NO	PUBL NO	TITLE	STATUS	FILING DATE	PUB DATE	ISSUE DATE
AU	ELIXIR	2003272287			Regulation Of The Growth Hormone/Igf-1 Axis	PENDING	9/8/2003

CA	ELIXIR	2497826			Regulation Of The Growth Hormone/Igf-1 Axis	PENDING	9/8/2003

EP	ELIXIR	03754463.2		1546389	Regulation Of The Growth Hormone/Igf-1 Axis	PUBLISHED	9/8/2003	6/29/2005

US	ELIXIR	10/656,530		US-2004-0121407-A1	Regulation Of The Growth Hormone/Igf-1 Axis	PUBLISHED	9/5/2003	6/24/2004

WO	ELIXIR	PCT/US03/2 8096		WO2004-022005	Regulation Of The Growth Hormone/Igf-1 Axis	NAT PHASE	9/8/2003	3/18/2004

US	ELIXIR	10/982,997		US-2005-0187237-A1	Therapeutic Compounds And Uses Thereof	PUBLISHED	11/4/2004	8/25/2005

WO	ELIXIR	PCT/US200 4/036870		WO2005/046682	Therapeutic Compounds And Uses Thereof	PUBLISHED	11/4/2004	5/26/2005

COUNTRY	ASSIGNEE	SERIAL NO	PATENT NO	PUBL NO	TITLE	STATUS	FILING DATE	PUB DATE	ISSUE DATE
US	ELIXIR	10/940,269		US 2005-0209300 A1	Methods Of Treating A Disorder	PUBLISHED	9/13/2004	9/22/2005

US	ELIXIR	11/077,664			Methods Of Treating A Disorder	PENDING	3/11/2005

WO	ELIXIR	PCT/US200 4/029942		WO2005/026112	Methods Of Treating A Disorder	PUBLISHED	9/13/2004	3/24/2005

WO	ELIXIR	PCT/US200 5/032760			Methods Of Treating A Disorder	PENDING	9/13/2005

US	ELIXIR	11/018,018			Methods Of Treating A Disorder	PENDING	12/20/2004

WO	ELIXIR	PCT/US200 4/043207		WO2005/060711	Methods Of Treating A Disorder	PUBLISHED	12/20/2004	7/7/2005

US	ELIXIR	11/047,757			Treating A Viral Disorder	PENDING	1/31/2005

WO	ELIXIR	PCT/US200 5/002755		WO2005/072408	Treating A Viral Disorder	PUBLISHED	1/31/2005	8/11/2005

WO	ELIXIR	PCT/US200 4/042907		WO2005/062849	Lifespan Management	PUBLISHED	12/20/2004	7/14/2005

COUNTRY	ASSIGNEE	SERIAL NO	PATENT NO	PUBL NO	TITLE	STATUS	FILING DATE	PUB DATE	ISSUE DATE
US	ELIXIR	11/048,490			Anti-Viral Therapeutics	PENDING	1/31/2005

WO	ELIXIR	PCT/US200 5/002897		WO2005/072412	Anti-Viral Therapeutics	PUBLISHED	1/31/2005	8/11/2005

US	ELIXIR	11/098,315			Sulfonamides And Uses Thereof	PENDING	4/4/2005

WO	ELIXIR	PCT/US200 5/011357			Sulfonamides And Uses Thereof	PENDING	4/4/2005

WO	ELIXIR	PCT/US200 5/029335			Growth-Hormone Secretagogues	PENDING	8/18/2005

US	ELIXIR	11/227,696			Combination Therapy For Controlled Carbohydrate Digestion	PENDING	9/14/2005

WO	ELIXIR	PCT/US200 5/033098			Combination Therapy For Controlled Carbohydrate Digestion	PENDING	9/14/2005

WO	ELIXIR	N/A			Sulfonamides And Uses Thereof	PENDING	9/27/2005

US	ELIXIR	60/621,343			Growth-Hormone Secretagogues	PENDING	10/22/2004

COUNTRY	ASSIGNEE	SERIAL NO	PATENT NO	PUBL NO	TITLE	STATUS	FILING DATE	PUB DATE	ISSUE DATE
US	ELIXIR	60/660,749			SirT Inhibitors That Bind To NAD	PENDING	3/11/2005

US	ELIXIR	60/689,709			Sulfonamide Compounds And Uses Thereof	PENDING	6/10/2005

US	ELIXIR	60/717,536			Combination Therapy For Controlled Carbohydrate Digestion	PENDING	9/14/2005

AU	MIT	2002320325			Sir2 Activity	PENDING	7/8/2002

WO	MIT	PCT/US02/0 21461		wo03/004621	Sir2 Activity	NAT PHASE	7/8/2002	1/16/2003

US	MIT	09/461,580		US-2003-0207325- A1	Methods For Identifying Agents Which Alter Histone Protein Acetylation, Decrease Aging, Increase Lifespan	PUBLISHED	12/15/1999	11/6/2003

COUNTRY	ASSIGNEE	SERIAL NO	PATENT NO	PUBL NO	TITLE	STATUS	FILING DATE	PUB DATE	ISSUE DATE
US	MIT	09/735,786			Methods For Identifying Agents Which Alter Histone Protein Acetylation, Decrease Aging, Or Increase Lifespan	PENDING	12/13/2000

US	MIT	11/155,025			Sir2 Activity	PENDING	6/15/2005

US	MIT	09/826,752	6,787,300		Identifying Lifespan-Altering Agents	ISSUED	4/5/2001	10/4/2001	9/7/2004

US	MIT	09/826,752	6,787,300		Identifying Lifespan-Altering Agents	ISSUED	4/5/2001	10/4/2001	9/7/2004

US	MIT	08/396,001	5,919,618		Genes Determining Cellular Senescence In Yeast	ISSUED	2/28/1995		7/6/1999

US	MIT	09/323,433	6,218,512		Genes Determining Cellular Senescence In Yeast	ISSUED-B	6/1/1999		4/17/2001

COUNTRY	ASSIGNEE	SERIAL NO	PATENT NO	PUBL NO	TITLE	STATUS	FILING DATE	PUB DATE	ISSUE DATE
US	MIT	08/861,464	5,874,210		Genes Determining Cellular Senescence In Yeast	ISSUED	5/22/1997		2/23/1999
US	MIT	10/885,977		US 2005-0136429 A1	Sirt1 Modulation Of Adipogenesis And Adipose Function	PUBLISHED	7/6/2004	6/23/2005
WO	MIT	PCT/US200 4/021630		WO2005/002527	Sirt1 Modulation Of Adipogenesis And Adipose Function	PUBLISHED	7/6/2004	1/13/2005
US	MIT	10/912,434		US-2005-0009169- A1	Genes Determining Cellular Senescence In Yeast	PUBLISHED	8/5/2004	1/13/2005
US	MIT	60/673,565			Sirt4 Activities	PENDING	4/21/2005
US	Northwestern	10/891,929			Reducing Polyglutamine-Based Aggregation	PENDING	7/14/2004
CA	Northwestern	2435136			Reducing Polyglutamine-Based Aggregation	PENDING	7/15/2003

COUNTRY	ASSIGNEE	SERIAL NO	PATENT NO	PUBL NO	TITLE	STATUS	FILING DATE	PUB DATE	ISSUE DATE
AU	UCSF (Kenyon)	nya			Eukaryotic Genes Involved In Adult Lifespan Regulation	PENDING	6/24/2002

CA	UCSF (Kenyon)	nya			Eukaryotic Genes Involved In Adult Lifespan Regulation	PENDING	6/24/2002

EP	UCSF (Kenyon)	2752095.6		1406489	Eukaryotic Genes Involved In Adult Lifespan Regulation	PUBLISHED	6/24/2002	4/14/2004

WO	UCSF (Kenyon)	US02/02024 7		379,425	Eukaryotic Genes Involved In Adult Lifespan Regulation	PUBLISHED	6/24/2002	1/3/2003

US	UCSF (Kenyon)	10/179766			Eukaryotic Genes Involved In Adult Lifespan Regulation	PENDING	6/24/2002

WO	UCSF (Kenyon)	US03/25266		WO2004/015087	Eukaryotic Genes Involved In Adult Lifespan Regulation	PUBLISHED	8/11/2003	2/19/2004

COUNTRY	ASSIGNEE	SERIAL NO	PATENT NO	PUBL NO	TITLE	STATUS	FILING DATE	PUB DATE	ISSUE DATE
US	UCSF (Kenyon)	60/482993			Eukaryotic Genes Involved In Adult Lifespan Regulation	PENDING	6/27/2003

WO	BMS	US/03/0275 13		WO2004/021984	Heterocyclic Aromatic Compounds Useful As Growth Hormone Secretagogues	PUBLISHED	9/2/2003	3/18/2004

WO	MCG	US03/03705 4		WO2004/048925	NaCT as a target for lifespan expansion and weight reduction.	PUBLISHED	11/20/2003	6/10/2004

US	MCG	10/718359		WO2005/095240	NaCT as a target for lifespan expansion and weight reduction.	PUBLISHED	11/20/2003	5/5/2005

WO	UCSF (Verdin)	US03/15813		WO2003/099210	Methods of Modulating Tubulin Deacetylase Activity	PUBLISHED	5/20/2003	12/4/2003

US	UCSF (Verdin)	10/441854			Methods of Modulating Tubulin Deacetylase Activity	PENDING	5/20/2003

COUNTRY	ASSIGNEE	SERIAL NO	PATENT NO	PUBL NO	TITLE	STATUS	FILING DATE	PUB DATE	ISSUE DATE
CA	UCSF (Verdin)	2484013			Methods of Modulating Mitochondrial NAD-Dependent Deacetylase	PENDING	5/22/2003

WO	UCSF (Verdin)	US03/16499			Methods of Modulating Mitochondrial NAD-Dependent Deacetylase	PENDING	5/22/2003

US	UCSF (Verdin)	10/444633			Methods of Modulating Mitochondrial NAD-Dependent Deacetylase	PENDING	5/22/2003

WO	UCSF (Verdin)	US04/04342 3		WO2005/062952	Compositions and Methods for Modulating Sirtuin Activity	PUBLISHED	12/22/2004	7/14/2005

WO	BIDMC/ CMCC	US01/25099		WO2002/014552	Genetic Loci indicative of propensity for longevity and methods for identifying propensity for age-related disease	PUBLISHED	8/10/2001	2/21/2002

COUNTRY	ASSIGNEE	SERIAL NO	PATENT NO	PUBL NO	TITLE	STATUS	FILING DATE	PUB DATE	ISSUE DATE
US	BIDMC/ CMCC	10/736471		WO2004-0185471	Genetic Loci indicative of propensity for longevity and methods for identifying propensity for age-related disease	PUBLISHED	12/15/2003	9/23/2004

US	BIDMC/ CMCC	09/928102	6673546		Genetic Loci indicative of propensity for longevity and methods for identifying propensity for age-related disease	ISSUED	8/10/2001		1/6/2004

US	Kissei	07/860023	5202335		Succinic acid compounds	ISSUED		3/30/1992	4/13/1993

US	Kissei	09/979149			Immediate release medicinal compositions for oral use	PENDING		5/21/1999

COUNTRY	ASSIGNEE	SERIAL NO	PATENT NO	PUBL NO	TITLE	STATUS	FILING DATE	PUB DATE	ISSUE DATE
US	Kissei	10/817898		US-2004-0192755	Immediate release medicinal compositions for oral use	PENDING	9/30/2004	4/6/2004

US	Kissei	10/817902		US-2004-0197400	Immediate release medicinal compositions for oral use	PENDING	1/17/2004	4/6/2004

US	Kissei	10/519102			Drug composition for blood sugar control	PENDING

US	Kissei	10/519155			Drug composition for prevention or inhibition of advance of diabetic complication	PENDING

Canada	Kissei	2062877	2062877					3/30/1992

COUNTRY	ASSIGNEE	SERIAL NO	PATENT NO	PUBL NO	TITLE	STATUS	FILING DATE	PUB DATE	ISSUE DATE
Canada	Kissei	2373962

Canada	Kissei	2490250

Canada	Kissei	2489660

Mexico	Kissei	PA/a/2001/0 11898

Brazil	Kissei	PI-9917315- 8

COUNTRY	ASSIGNEE	SERIAL NO	PATENT NO	PUBL NO	TITLE	STATUS	FILING DATE	PUB DATE	ISSUE DATE
Brazil		PCT/FR98/0 1405			Process for the preparation of a substituted perhydroisoindole		01/JUL/1998	03/OCT/2000

Canada		PCT/FR98/0 1405	2,295,992		Process for the preparation of a substituted perhydroisoindole		01/JUL/1998

Mexico		PCT/FR98/0 1405	215091		Process for the preparation of a substituted perhydroisoindole		01/JUL/1998

PCT		PCT/FR98/0 1405			Process for the preparation of a substituted perhydroisoindole		01/JUL/1998	14/JAN/1999

USA		PCT/FR98/0 1405	6,133,454		Process for the preparation of a substituted perhydroisoindole		01/JUL/1998

COUNTRY	ASSIGNEE	SERIAL NO	PATENT NO	PUBL NO	TITLE	STATUS	FILING DATE	PUB DATE	ISSUE DATE
Argentina		P010100820			New process for the preparation of isoindoline		23/FEB/2001	02/APR/2003

Brazil		PI0100757- 2			New process for the preparation of isoindoline		23/FEB/2001	25/SEP/2001

Canada		2,338,899			New process for the preparation of isoindoline		16/FEB/2001

Mexico		2001/00192 1	216607		New process for the preparation of isoindoline		22/FEB/2001

US		09/785,956	6,320,058		New process for the preparation of isoindoline		16/FEB/2001

License Agreements

Non Exclusive GFP Sub-License Agreement by and between Amersham Biosciences UK Limited and the Company, dated as of June 25, 2002.

Non-Exclusive License Agreement by and among Baylor College of Medicine and the Company, dated as of January 6, 2004.

Exclusive License Agreement by and among Beth Israel Deaconess Medical Center, Children’s Medical Center Corporation and Centagenetix, dated as of October 26, 2001.

Restatement and Amendment of Exclusive License Agreement by and among Boston Medical Center Corporation, Trustees of Boston University and the Company, dated as of June 9, 2004.

Exclusive License Agreement by and between BMS and the Company, dated as of April 25, 2005.

Non Exclusive License Agreement by and between Brookhaven Science Associates, LLC and the Company, dated as of May 22, 2002.

Exclusive License Agreement by and between Cancer Research Technology Ltd. and the Company, dated as of October 30, 2003.

Non Exclusive License Agreement by and between the Carnegie Institution of Washington and the Company, dated as of August 1, 2002.

Non Exclusive GST Out-License Agreement by and between Chemicon International, Inc. and the Company, dated as of June 11, 2002.

Non Exclusive License Agreement by and between The Trustees of Columbia University in the City of New York and the Company, dated as of August 13, 2002.

Exclusive License Agreement on Mitiglinide by and between Kissei Pharmaceutical Co Ltd and the Company as of dated March 24, 2006

Massachusetts Institute of Technology Exclusive Patent License Agreement by and between the Massachusetts Institute of Technology and the Company, dated as of June 29, 2001.

Exclusive License Agreement by and between the Medical College of Georgia Research Institute, Inc. and the Company, dated as of October 14, 2004.

Exclusive License Agreement by and between Northwestern University and the Company, dated as of June 3, 2005.

The Regents of the University of California Exclusive License Agreement with the Company for “Eukaryotic Genes Involved in Adult Life Span Regulation,” UC Case Nos. SF99-088 and SF03-008, by and between The Regents of the University of California and the Company, dated as of December 17, 2002, as amended on February 1, 2003.

Exclusive License Agreement for Tubulin Acetylation and Mitochondrial Histone Deacetylase, UC Case Nos. 2004-242, by and between the Regents of the University of California and the Company dated as of December 6, 2004.

58.

Exclusive License Agreement for SIRT1 and HIV Transcription, UC Case Nos. 2004-242, by and between the Regents of the University of California and the Company dated as of May 10, 2005.

59.

EXHIBIT E

BORROWER’S DEPOSIT ACCOUNTS AND INVESTMENT ACCOUNTS

Comerica Bank

Credit Operations Department

2015 Manhattan Beach Boulevard

Redondo Beach, CA 90278

Comerica Bank

100 Federal Street

28th Floor

Boston, MA 02110

Account Holder Name: Elixir Pharmaceuticals, Inc.

Account Numbers:

Checking Account	1892028786
Investment Account	932590289-00
Investment Account	1892029529

Purpose: General operating and investment accounts.

Silicon Valley Bank

One Newton Executive Park

Suite 200

Newton, MA 02462

Account Holder Name:	Elixir Pharmaceuticals, Inc.
Account Numbers:	8800056527

Certificate of Deposit

Purpose: CD regarding sublease.

60.

EXHIBIT F

COMPLIANCE CERTIFICATE

Hercules Technology Growth Capital, Inc. and Hercules Technology II, L.P.

400 Hamilton Avenue, Suite 310

Palo Alto, CA 94301

Reference is made to that certain Loan and Security Agreement dated November     , 2006 and all ancillary documents entered into in connection with such Loan and Security Agreement all as may be amended from time to time, (hereinafter referred to collectively as the “Loan Agreement”) between Hercules Technology Growth Capital, Inc. and Hercules Technology II, L.P. (collectively, “Hercules”) as Lender and Elixir Pharmaceuticals, Inc. (the “Company”) as Borrower. All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

The undersigned is an Officer of the Company, knowledgeable of all Company financial matters, and is authorized to provided certification of information regarding the Company; hereby certifies that in accordance with the terms and conditions of the Loan Agreement, the Company is in compliance in all material respects for the period ending                      of all covenants, conditions and terms and hereby reaffirms that all representations and warrants contained therein are true and correct in all material respects on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties. Attached are the required documents supporting the above certification. The undersigned further certifies that these are prepared in accordance with GAAP (except for the absence of footnotes with respect to unaudited financial statement and subject to normal year end adjustments) and are consistent from one period to the next except as explained below.

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED

INTERIM FINANCIAL STATEMENTS	MONTHLY WITHIN 30 DAYS

INTERIM FINANCIAL STATEMENTS	QUARTERLY WITHIN 30 DAYS

AUDITED FINANCIAL STATEMENTS	FYE WITHIN 180 DAYS

61.

Very Truly Yours,

ELIXIR PHARMACEUTICALS, INC.

By:

Name:

Its:

62.

EXHIBIT G

FORM OF JOINDER AGREEMENT

This Joinder Agreement (the “Joinder Agreement”) is made and dated as of                     , 20    , and is entered into by and among (i)                                          , a                          corporation (“Subsidiary”), and (ii) HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation and Hercules Technology II, L.P., a Delaware limited partnership, collectively, as “Lender”.

RECITALS

A. Subsidiary’s Affiliate, Elixir Pharmaceuticals, Inc. (“Company”) have entered into that certain Loan and Security Agreement dated November     , 2006, with Lender, as such agreement may be amended (the “Loan Agreement”), together with the other agreements executed and delivered in connection therewith;

B. Subsidiary acknowledges and agrees that it will benefit both directly and indirectly from Company’s execution of the Loan Agreement and the other agreements executed and delivered in connection therewith;

AGREEMENT

NOW THEREFORE, Subsidiary and Lender agree as follows:

1.	The recitals set forth above are incorporated into and made part of this Joinder Agreement. Capitalized terms not defined herein shall have the meaning provided in the Loan Agreement.

2.	By signing this Joinder Agreement, Subsidiary shall be bound by the terms and conditions of the Loan Agreement the same as if it were the Borrower (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis, provided however, that Lender shall have no duties, responsibilities or obligations to Subsidiary arising under or related to the Loan Agreement or the other agreements executed and delivered in connection therewith. Rather, to the extent that Lender has any duties, responsibilities or obligations arising under or related to the Loan Agreement or the other agreements executed and delivered in connection therewith, those duties, responsibilities or obligations shall flow only to Company and not to Subsidiary or any other person or entity. By way of example (and not an exclusive list): (a) Agent or a Lender’s providing notice to Company in accordance with the Loan Agreement or as otherwise agreed between Company and Lender shall be deemed provided to Subsidiary; (b) a Lender’s providing an Advance to Company shall be deemed an Advance to Subsidiary; and (c) Subsidiary shall have no right to request an Advance or make any other demand on Agent or a Lender.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

63.

[SIGNATURE PAGE TO JOINDER AGREEMENT]

SUBSIDIARY:

.

By:
Name:
Title:

Address:

Telephone:
Facsimile:

LENDER:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:
Name:
Title:

Address:
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Facsimile: 650-473-9194
Telephone: 650-289-3060

HERCULES TECHNOLOGY II, L.P., a Delaware limited partnership

	By:	Hercules Technology SBIC Management, LLC, its General Partner

	By:	Hercules Technology Growth Capital, Inc., its Manager

By:
	Name:	Scott Harvey
	Its:	Chief Legal Officer

64.

Disclosure Schedules

The disclosures made in these Disclosure Schedules or in the documents identified herein are intended to provide information to supplement or complete certain representations and warranties made by Elixir Pharmaceuticals, Inc. (the “Company”) in the Loan and Security Agreement by and between the Company and Hercules Technology Growth Capital, Inc. and Hercules Technology II, L.P., dated November 21, 2006 (the “Loan Agreement”). These Disclosure Schedules are arranged in sections corresponding to the numbered and lettered sections contained in the Agreement. All capitalized terms used in these Disclosure Schedules but not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement. Subject to the foregoing, the Company provides the additional information set forth on the following pages in connection with the Loan Agreement:

Schedule 1

Subsidiaries

The Company has one wholly-owned subsidiary, Nutracent, Inc. incorporated in Delaware in 2004. Nutracent currently has no employees, revenues or expenses.

Schedule 1A

Existing Permitted Indebtedness

None.

Schedule 1B

Existing Permitted Investments

None.

Schedule 1C

Existing Permitted Liens

None.

Schedule 5.3

Consents, Etc.

None.

Schedule 5.5

Actions Before Governmental Authorities

None.

Schedule 5.8

Tax Matters

None.

Schedule 5.9

Intellectual Property Claims

None.

Schedule 5.10

Intellectual Property

None.

Schedule 5.11

Borrower Products

None.

Schedule 5.12

Financial Accounts

Comerica Bank

Credit Operations Department

2015 Manhattan Beach Boulevard

Redondo Beach, CA 90278

Comerica Bank

100 Federal Street

28th Floor

Boston, MA 02110

Account Holder Name: Elixir Pharmaceuticals, Inc.

Account Numbers:

Checking Account	1892028786

Investment Account	932590289-00

Investment Account	1892029529

Purpose: General operating and investment accounts.

Silicon Valley Bank

One Newton Executive Park

Suite 200

Newton, MA 02462

Account Holder Name: Elixir Pharmaceuticals, Inc.

Account Numbers:

Certificate of Deposit	8800056527

Purpose: CD regarding sublease.

Schedule 5.13

Employee Loans

Promissory Note from William Heiden to Elixir Pharmaceuticals, Inc. dated September 17, 2004 in the amount of $400,000. Elixir has forgiven $267,000 of the total amount and $133,000 remains due.

Promissory Note from a former executive of Elixir Pharmaceuticals, Inc. in the amount of $700,000. This note is currently not being repaid and thus Borrower has reserved against the entire amount.

From time to time Borrower makes advances in immaterial amounts to its employees to cover small business expenses.

Schedule 5.14

Capitalization

Authorized Capital Stock

The authorized capital stock of the Company (immediately prior to the Subsequent Closing) consists of (i) 185,671,638 shares of Common Stock, 7,792,315 of which are issued and outstanding and (ii) 126,211,429 shares of preferred stock, $.001 par value per share, of which (A) 14,195,558 shares have been designated as Series A Preferred, 13,595,558 of which are issued or outstanding, (B) 300,000 have been designated as Series A-2 Preferred, all of which are issued or outstanding, (C) 48,446,650 shares have been designated as Series B Preferred, 41,773,745 of which are issued or outstanding, (D) 1,000,000 have been designated as Series B-1 Preferred, all of which are issued or outstanding, (E) 1,335,933 have been designated as Series B-2 Preferred, all of which are issued or outstanding, (F) 42,569,221 shares have been designated as Series C Preferred, 29,295,240 of which are issued or outstanding prior to the Subsequent Closing, and (G) 18,364,067 shares of Preferred Stock are undesignated, none of which are issued or outstanding. The Company has reserved an aggregate of 24,782,176 shares of Common Stock for issuance under the Corporation Stock Option Plans, which includes 568,123 shares which have been exercised and are included in the 7,792,315 shares of Common Stock disclosed above. The authorized capital stock does not include shares to be issued to BMS as further described in subsection (c) below.

Stockholders of Record

A revised capitalization table attached hereto as Annex 1 is incorporated by reference into this section in its entirety.

Additional Rights

Pursuant to the Massachusetts Institute of Technology (“MIT”) Exclusive Patent License Agreement with Elixir, Inc. dated as of June 29, 2001, MIT has the right to purchase additional shares of the Common Stock in any offering of the Company’s equity securities to maintain its pro rata ownership at the same price and pursuant to the same terms as apply to other offerees. MIT has waived these rights, including any rights to participate in the Series C Financing, pursuant to a Waiver Agreement by and between MIT and the Company, dated as of July 28, 2006 (the “MIT Waiver”).